UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2005

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Date of Report: (Date of earliest event reported)

DSE Fishman, Inc.

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(Exact Name of Registrant as Specified in Charter)

Nevada	000-49993	52284320
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

503 Manatee Avenue, Suite E Holmes Beach, Florida	34217
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 941-779-2243

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(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On July 20, 2005, the Board of Directors of DSE Fishman, Inc, (“Registrant”), dismissed Sherb & Co.  LLP (“Sherb”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)

Sherb’s reports on the Registrant’s financial statements as of and for the year ended July 31, 2003 and from July 15, 2002 (inception) through July 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

(c)

During the Registrant’s fiscal year ended July 31, 2003 and from July 15, 2002 (inception) through July 31, 2002 and through July 20, 2005, there were no disagreements with Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s audit periods nor through July 20, 2005.

(d)

The Registrant has engaged Most & Company, LLP (“Mostco”) to serve as its independent public accounting firm. During the two years ended July 31, 2005 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Mostco provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(e)

The Registrant has requested that Sherb furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. No response has yet been received. If and when a response is received, such response will be filed as Exhibit 16.1 to an amended Form 8-K

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSE Fishman, Inc.
Dated: November 22, 2005	By:	/s/ Lisa Fincher
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Lisa Fincher
Chief Executive Officer

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